For Immediate Release
Contact:
Ms. Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com

Supertel Hospitality Reports 2013 Fourth Quarter, Full-Year Results

NORFOLK, NE., March 17, 2014 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced its results for the fourth quarter and year ended December 31, 2013.

2013 Fourth Quarter and Full-Year Highlights

•	Improved net loss per common share for 2013 by $3.01 per share, a 64.9 percent increase over the prior year to $(1.63).

•
Revenue from continuing operations in the fourth quarter was $12.6 million, a 6.4 percent decline compared to the same period last year and $56.2 million for the full year, a decrease of 3.5 percent over the prior year.

•	Net loss attributable to common shareholders improved by $5.0 million to $(2.2) million for the fourth quarter of 2013 compared to the same period in 2012.

•	Adjusted funds from operations (AFFO) improved by $5.6 million during the fourth quarter of 2013 compared to the same period in 2012.

•
RevPAR for the same store hotels for the fourth quarter was $32.30, a decrease of 6.9 percent over the same year ago period, and for the year $35.58, a decrease of 5.5 percent compared to the prior year.

•	Sold 17 non-core hotels in 2013 for gross proceeds of $22.0 million and used the net proceeds primarily to pay off the underlying loans.

•	Recruited industry veteran Jeffrey Dougan to the COO position, replacing the retiring Steve Gilbert.

•	Added strength to our financial team with the hiring of Patrick Beans as SVP and Treasurer, replacing the retiring Dave Walter.

Fourth Quarter Operating & Financial Results

Revenues from continuing operations for the three months ended December 31, 2013 declined 6.4 percent, to $12.6 million from $13.4 million in the prior year.  The effects of rebranding four hotels and the performance of the two hotels in the Washington D.C. market continue to negatively impact revenue. This was partially offset by a decline in expenses of $0.25 million during the fourth quarter.

For the three months ended December 31, 2013, net loss attributable to common shareholders improved by $5.0 million, bringing the net loss to $(2.2) million, or $(0.76) per diluted share, compared to $(7.3) million, or $(2.51) per diluted share, for the same period in 2012. The fourth quarter of 2013 included non-cash impairment charges of $5.4 million and was offset by unrealized gain on derivatives of $5.5 million.  This compares to an impairment charge of $1.9 million and a gain on the derivatives of $1.3 million in the fourth quarter of 2012. Also included in the fourth quarter results of 2013 was no income tax expense or benefit compared to an income tax expense of $6.0 million, this change was due to the recording of tax valuation allowances recorded in December 2012 and in each subsequent quarter through December 2013.  The initial recording of the valuation allowance in December 31, 2012 resulted in the $6.0 million tax expense which created the variance between years as noted above.

Funds from operations (FFO) was $4.8 million for the 2013 fourth quarter, compared to $(5.2) million in the same 2012 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, acquisition costs and equity offering expense, in the 2013 fourth quarter was $(0.8) million, compared to $(6.5) million in the same 2012 period, an increase of $5.7 million over the prior period which is due to the change in income tax expense/benefit related to the establishment of a valuation allowance as noted above.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.6 million compared with $3.2 million for the 2012 fourth quarter. Adjusted EBITDA, which is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives, acquisition expense and equity offering expense, declined to $2.1 million, compared to $2.7 million for the 2012 fourth quarter, a decrease of $0.6 million due to reduction in total property operating income (POI).

In the 2013 fourth quarter, the 50-hotel, same store portfolio’s RevPAR declined 6.9 percent to $32.30, with a 1.5 percent decline in ADR to $60.37, and a 5.5 percent occupancy decline to 53.5 percent, compared to the 2012 fourth quarter.

“The required rebranding of four of our seasoned hotels to flags lower in the chain scale during the year continued to have a negative impact on the RevPAR and occupancy for our same store hotels, more than offsetting gains for some of our other hotels and markets during the fourth quarter,” said Kelly Walters, Supertel’s President and Chief Executive Officer. “We believe the performance of the rebranded hotels is stabilizing as our guests rediscover the hotels after the identity transition. Further, we expect to see improvement in the bottom line results for our same store hotels in 2014.”

Full-Year Financial Results

Income from continuing operations for the twelve months ended December 31, 2013 was $0.7 million, compared to loss from continuing operations of $(11.1) million for 2012. After recognition of discontinued operations, noncontrolling interests and dividends for preferred stock shareholders, the net loss attributable to common shareholders was $(4.7) million or $(1.63) per diluted share, for the year ended December 31, 2013, compared to net loss attributable to common shareholders of $(13.4) million or $(4.64) per diluted share for 2012.

During 2013 revenues from continuing operations decreased $(2.0) million or 3.5 percent compared to 2012. Hotel revenue includes a $1.0 million increase from the new hotel purchased in May 2012, reflecting a full year of operations in 2013 versus seven months in 2012. This revenue increase is offset by an approximate $3.0 million decrease in revenue from six hotels.  Four of these hotels were rebranded to brands that charge lower daily rates and require new reservation systems, which will take time to stabilize; and two of these hotels were impacted by general weakness in the Washington D.C. market. Hotel and property operations expenses from continuing operations for the year ended 2013 increased $0.8 million or 1.8 percent. The increase in hotel operating expenses reflects a full year of operations in 2013 of the hotel purchased in May 2012 versus seven months of operations in 2012. In addition, the decrease in variable expenses due to the reduction in revenue was primarily offset by brand required bedding program upgrades.

For full-year 2013, the company recorded $7.1 million of impairment charges, including $4.4 million against discontinued operations hotels and $2.7 million against continuing operations properties compared to $10.2 million of total impairment charges in 2012.

FFO for the full year 2013 was $7.9 million, compared to $(2.3) million for the same 2012 period.  Adjusted FFO for 2013 was $(0.4) million, compared to $(1.8) million reported at December 31, 2012, an increase of $1.4 million.  The $5.6 million reduction in tax expense related to the impact of the tax valuation allowance as described above and decreases in interest expense, are offset by the decrease in total property operating income and expenses related to debt extinguishment which resulted in a net increase of $1.4 million.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $12.0 million compared with $11.1 million for 2012. Adjusted EBITDA, which is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives, acquisition expense and equity offering expense, declined to $12.4 million, compared to $17.1 million for 2012, a reduction of $4.7 million due to decreased total company property operating income.

The portfolio of 49 same store hotels in 2013, compared with the same period a year earlier, had a 5.5 percent decline in RevPAR to $35.58, caused by a 5.9 percent decline in occupancy to 59.0 percent, partially offset by a 0.4 percent increase in ADR to $60.32. The RevPAR and occupancy decline are due primarily to rebranding of four hotels and general weakness in the Washington D.C. market impacting two hotels. Excluding the four rebranded hotels and the two hotels in the Washington D.C. market, RevPAR for the same-store portfolio in 2013 was $36.03, a 0.5 percent increase, compared to the same period in 2012.

Disposition Program

During 2013 the company sold 17 hotels for gross proceeds of $22 million.  Proceeds were used primarily to improve the balance sheet by reducing debt and lowering annual debt service.  The sold properties included:

•	120-room Days Inn (North) Fredericksburg, VA sold on February 12, 2013.

•	63-room GuestHouse Inn in Ellenton, FL sold on February 13, 2013

•	40-room Super 8 hotel in Fort Madison, IA sold on April 18, 2013.

•	151-room Masters Inn in Tuscaloosa, AL sold on May 1, 2013.

•	128-room Masters Inn in Garden City, GA sold on May 21, 2013.

•	40-room Super 8 hotel in Pella, IA sold on May 23, 2013.

•	150-room Masters Inn in Charleston, SC sold on June 21, 2013.

•	112-room Masters Inn in Cayce (Columbia/I-26), SC sold on June 24, 2013.

•	63-room Super 8 hotel in Columbus, NE sold on June 24, 2013.

•	156-room Days Inn in Fredericksburg (South), VA sold on June 27, 2013.

•	117-room Masters Inn in Tampa, FL sold on July 11, 2013.

•	51-room Quality Inn in Minocqua, WI sold on July 18, 2013.

•	69-room Comfort Suites in Louisville, KY sold on August 22, 2013.

•	63-room Sleep Inn in Louisville, KY sold on August 22, 2013.

•	77-room Super 8 in Jefferson City, MO sold on September 12, 2013.

•	109-room Masters Inn (Knox Abbott) in Cayce, SC sold on December 3, 2013.

•	40-room Super 8 in Wayne, NE sold on December 11, 2013.

On March 10, 2014, following the close of the fourth quarter, the company sold the 55-room Super 8 in Shawano, Wisconsin for $1.1 million.

The company is marketing 19 hotels for sale and expects to generate approximately $41.7 million in gross proceeds to be used primarily to pay off the underlying loans in the amount of $24.1 million with remaining cash used to reduce short term borrowings and fund operations.

Capital Reinvestment

During 2013, the company invested approximately $5.3 million in capital improvements and renovations.   During 2014 the company expects to invest approximately $6.0 million in its hotels for capital improvements and renovations.

Balance Sheet

The company continued to improve its balance sheet in 2013 through mortgage debt reduction, loan-term extensions, covenant modifications and obtaining new debt refinancing. During 2013 the debt was reduced on all hotel properties, including the revolving credit facility, by $15.0 million from $133.0 million to $118.0 million.

As of December 31, 2013, Supertel had $93.9 million in outstanding debt on its continuing operations hotels with an average term of 2.8 years and weighted average annual interest rate of 6.2 percent.

Dividends

The company did not declare a dividend on common stock for December 2013. The company’s board of directors elected commencing December 31, 2013 to suspend the payment of the monthly dividends on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: SPPRP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: SPPRO), and the quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  The board of directors will continue to monitor the dividend policy on a quarterly basis.

Outlook 2014

“The long reinvention of Supertel continues in 2014 with no change to the business plan which is to transition the company methodically up the chain scale toward newer and more upscale hotels, while continuing to systematically liquidate our older, non-core properties and pay down our mortgage debt,” Walters said. “In September of 2013, we felt Supertel was positioned to recapitalize the company through a public offering of common stock to fund the planned acquisition of eight hotels.  Unfortunately, the prevailing market conditions were such that we did not reach the level of commitments necessary to successfully complete the recapitalization plan.  Immediately following the withdrawal of the stock offering, we began exploring alternative strategies to raise the much needed growth capital.

“We remain positive on the hotel business for at least the next three years, a view which is supported by the industry’s leading forecasters. The business recovery we have witnessed to date has not been nearly as robust in the secondary and tertiary markets as it has been in the nation’s largest cities, but there are positive signs in many of the smaller markets, and the outlook for economy hotels is now stronger than it has been since the recovery began in 2010.”

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 68 hotels comprising 6,009 rooms in 21 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families, including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA:
Supertel Hospitality, Inc.
Balance Sheet
As of December 31, 2013 and December 31, 2012
(Dollars in thousands, except share and per share data)

	As of
	December 31, 2013	December 31, 2012

ASSETS
Investments in hotel properties	$202,588	$202,224
Less accumulated depreciation	69,715	65,562
	132,873	136,662

Cash and cash equivalents	45	891
Accounts receivable, net of allowance for doubtful accounts of $20 and $201	1,083	2,070
Prepaid expenses and other assets	4,000	5,151
Deferred financing costs, net	2,601	2,644
Investment in hotel properties, held for sale, net	31,483	54,429

	$172,085	$201,847

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$7,745	$8,778
Derivative liabilities, at fair value	5,907	15,935
Debt related to hotel properties held for sale	24,120	43,312
Long-term debt	93,925	89,509
	131,697	157,534

Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662

SHAREHOLDERS' EQUITY
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
2,897,539 and 2,893,241 shares outstanding	29	29
Common stock warrants	0	252
Additional paid-in capital	135,293	134,994
Distributions in excess of retained earnings	(102,747)	(98,777)
Total shareholders' equity	32,613	36,536

Noncontrolling interest in consolidated partnership,
redemption value $87 and $99	113	115

Total equity	32,726	36,651

	$172,085	$201,847

Supertel Hospitality, Inc.
Results of Operations
For the three and twelve months ended December 31, 2013 and 2012, respectively
(Dollars in thousands, except per share data)
	Three months ended December 31,		Twelve months ended December 31,
	Unaudited	Unaudited
	2013	2012	2013	2012
REVENUES
Room rentals and other hotel services	$12,566	$13,431	$56,163	$58,205

EXPENSES
Hotel and property operations	10,418	10,669	44,156	43,373
Depreciation and amortization	1,653	1,688	6,517	6,591
General and administrative	937	951	3,923	3,908
Acquisition, termination expense	(14)	62	713	240
Equity offering expense	(32)	0	1,050	0
	12,962	13,370	56,359	54,112

EARNINGS (LOSS) BEFORE NET GAINS (LOSSES)
ON DISPOSITIONS OF ASSETS, OTHER INCOME,
INTEREST EXPENSE, AND INCOME TAXES	$(396)	$61	$(196)	$4,093

Net gain (loss) on dispositions of assets	(1)	(5)	(47)	3
Other income (loss)	5,557	1,334	10,062	(144)
Interest expense	(1,546)	(1,477)	(5,963)	(5,691)
Loss on debt extinguishment	(89)	(87)	(458)	(138)
Impairment losses	(2,495)	(364)	(2,666)	(2,833)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	$1,030	$(538)	$732	$(4,710)

Income tax (expense) benefit	0	(6,088)	0	(6,437)

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS	$1,030	$(6,626)	$732	$(11,147)

Gain (loss) from discontinued operations	(2,395)	203	(2,085)	927

NET (LOSS)	$(1,365)	$(6,423)	$(1,353)	$(10,220)

Noncontrolling interest	2	11	2	10

NET (LOSS) ATTRIBUTABLE
TO CONTROLLING INTERESTS	$(1,363)	$(6,412)	$(1,351)	$(10,210)

Preferred stock dividend declared and undeclared	(838)	(838)	(3,349)	(3,169)

NET (LOSS) ATTRIBUTABLE
TO COMMON SHAREHOLDERS	$(2,201)	$(7,250)	$(4,700)	$(13,379)

NET EARNINGS (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:
EPS from continuing operations	$0.07	$(2.58)	$(0.91)	$(4.96)
EPS from discontinued operations	$(0.83)	$0.07	$(0.72)	$0.32
EPS Basic and Diluted	$(0.76)	$(2.51)	$(1.63)	$(4.64)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited - In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Weighted average number of shares
outstanding for EPS
basic	2,891	2,887	2,890	2,885
diluted	2,895	2,887	2,890	2,885
Weighted average number of shares
outstanding for FFO per share
basic	2,891	2,887	2,890	2,885
diluted	10,395	2,887	10,392	2,885

Reconciliation of Weighted average
number of shares for EPS diluted
to FFO per share diluted:
EPS diluted shares	2,895	2,887	2,890	2,885
Common stock issuable
upon exercise or conversion of:
Restricted stock	0	0	2	0
Warrants	3,750	0	3,750	0
Series A Preferred Stock	3,750	0	3,750	0
FFO, Number of Diluted Shares	10,395	2,887	10,392	2,885

Reconciliation of net loss to FFO-Unaudited
Net loss attributable
to common shareholders	$(2,201)	$(7,250)	$(4,700)	$(13,379)
Depreciation and amortization,
including discontinued operations	1,743	2,135	7,294	8,787
Net gains on disposition of assets	(144)	(2,006)	(1,806)	(7,833)
Impairment	5,363	1,923	7,086	10,172
FFO available to common shareholders	$4,761	$(5,198)	$7,874	$(2,253)
Unrealized (gain) loss on derivatives	5,534	1,332	10,028	(247)
Acquisitions expense	14	(62)	(713)	(240)
Equity offering expense	32	0	(1,050)	0
Adjusted FFO	$(819)	$(6,468)	$(391)	$(1,766)

FFO per share - basic	$1.65	$(1.80)	$2.72	$(0.78)
Adjusted FFO per share - basic	$(0.28)	$(2.24)	$(0.14)	$(0.61)
FFO per share - diluted	$0.50	$(1.80)	$0.94	$(0.78)
Adjusted FFO per share - diluted	$(0.28)	$(2.24)	$(0.14)	$(0.61)

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets, plus depreciation, amortization and impairment of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition.  AFFO is FFO adjusted to exclude gains or losses on derivative liabilities, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition costs and equity offering expense. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA
(Unaudited - In thousands)

	Three months ended December 31,			Twelve months ended December 31,
	2013	2012		2013	2012

RECONCILIATION OF NET EARNINGS (LOSS)
TO ADJUSTED EBITDA
Net loss available to common shareholders	$ (2,201)	$ (7,250)		$ (4,700)	$ (13,379)
Interest expense, including discontinued operations	1,987	2,374		8,277	9,869
Loss on debt extinguishment	108	87		1,164	191
Income tax benefit, including discontinued operations	-	(502)		-	(727)
Income tax valuation allowance	-	6,337		-	6,337
Depreciation and amortization,
including discontinued operations	1,743	2,135		7,294	8,787
EBITDA	1,637	3,181	-	12,035	11,078
Noncontrolling interest	(2)	(11)		(2)	(10)
Net gain on disposition of assets	(144)	(2,006)		(1,806)	(7,833)
Impairment	5,363	1,923		7,086	10,172
Preferred stock dividend declared and undeclared	838	838		3,349	3,169
Unrealized (gain) loss on derivatives	(5,534)	(1,332)		(10,028)	247
Acquisition expense	(14)	62		713	240
Equity offering expense	(32)	-		1,050	-
Adjusted EBITDA	$ 2,112	$ 2,655		$ 12,397	$ 17,063

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, preferred stock dividends, acquisition expenses and equity offering expense which are cash charges. We also add back impairment and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures, and should not be considered as an alternative to loss from continuing operations or loss from discontinued operations, net of tax.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results. Same store results for the quarter are for 50 hotels in continuing operations.  Same store for the full year includes 49 hotels in continuing operations and excludes one hotel purchased during 2012.

Unaudited-In thousands, except statistical data:	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Total Continuing Operations:
Revenue per available room (RevPAR):	$32.30	$34.69	$36.61	$38.38
Average daily room rate (ADR):	$60.37	$61.26	$61.96	$61.11
Occupancy percentage:	53.50%	56.60%	59.10%	62.80%

Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$12,045	$12,943	$54,172	$56,405
Telephone revenue	3	3	11	15
Other hotel service revenues	518	485	1,980	1,785
Total revenue from room rentals
and other hotel services	$12,566	$13,431	$56,163	$58,205

Hotel and property operations expense
Total hotel and property operations expense	$10,418	$10,669	$44,156	$43,373

Property Operating Income ("POI")
Total property operating income	$2,148	$2,762	$12,007	$14,832

POI as a percentage of revenue from room rentals
and other hotel services
Total POI as a percentage of revenue	17.09%	20.56%	21.38%	25.48%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$4,181	$7,734	$22,847	$37,145

Hotel and property operations expense
Total hotel and property operations expense	$3,303	$6,892	$18,568	$31,109

Property Operating Income ("POI")
Total property operating income	$878	$842	$4,279	$6,036

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	21.00%	10.89%	18.73%	16.25%

(Unaudited - In thousands, except statistical data)

POI from continuing operations is reconciled to net loss as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net loss	$(1,365)	$(6,423)	$(1,353)	$(10,220)
Depreciation and amortization, including discontinued operations	1,743	2,135	7,294	8,787
Net gain on disposition of assets, including discontinued operations	(144)	(2,006)	(1,806)	(7,833)
Other (income) expense	(5,557)	(1,334)	(10,062)	144
Interest expense, including discontinued operations	1,987	2,374	8,277	9,869
Loss on debt extinguishment	108	87	1,164	191
General and administrative expense	937	951	3,923	3,908
Acquisition expense	(14)	62	713	240
Equity offering expense	(32)	0	1,050	0
Impairment losses	5,363	1,923	7,086	10,172
Income tax expense, including discontinued operations	0	5,835	0	5,610
Room rentals and other hotel services - discontinued operations	(4,181)	(7,734)	(22,847)	(37,145)
Hotel and property operations expense - discontinued operations	3,303	6,892	18,568	31,109
POI--continuing operations	$2,148	$2,762	$12,007	$14,832

POI from discontinued operations is reconciled to loss from discontinued operations, net of tax, as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Gain (loss) from discontinued operations	$(2,395)	$203	$(2,085)	$927
Depreciation and amortization
from discontinued operations	90	447	777	2,196
Net gain on disposition of assets
from discontinued operations	(145)	(2,011)	(1,853)	(7,830)
Interest expense from discontinued operations	441	897	2,314	4,178
Loss on debt extinguishment	19	0	706	53
Impairment losses from discontinued operations	2,868	1,559	4,420	7,339
Income tax benefit from discontinued operations	0	(253)	0	(827)
POI - discontinued operations	$878	$842	$4,279	$6,036

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
POI--continuing operations	2,148	2,762	12,007	14,832
POI--discontinued operations	878	842	4,279	6,036
Total - POI	$3,026	$3,604	$16,286	$20,868

Total POI as a percentage of revenues	18.1%	17.0%	20.6%	21.9%

The comparisons of same store operations are for 50 hotels in continuing operations as of October 1, 2012 for the three months ended December 31, 2013. Same store operations for the year ended December 31, 2013 include 49 hotels in continuing operations as of January 1, 2012 and exclude 19 properties held for sale, and one property which was acquired during the second quarter of 2012.

Supertel Hospitality, Inc.
Operating Statistics by Region
For three months ended December 31, 2013 and 2012, respectively

(Unaudited - except per share data)

	Three months ended December 31, 2013				Three months ended December 31, 2012
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	214	$25.63	49.7%	$51.59	214	$30.89	59.9%	$51.59
West North Central	1,064	30.36	58.3%	52.04	1,064	29.54	56.8%	51.96
East North Central	923	35.48	54.5%	65.09	923	34.93	54.0%	64.73
Middle Atlantic	142	38.09	67.8%	56.21	142	44.35	71.1%	62.37
South Atlantic	1,171	33.95	48.7%	69.67	1,171	39.85	58.6%	67.98
East South Central	364	34.21	53.9%	63.52	364	39.80	58.9%	67.56
West South Central	176	15.92	43.2%	36.86	176	16.58	35.9%	46.21
Total Same Store Hotels	4,054	$32.30	53.5%	$60.37	4,054	$34.69	56.6%	$61.26

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, and Nebraska
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

Supertel Hospitality, Inc.
Operating Statistics by Region
For twelve months ended December 31, 2013 and 2012, respectively

	Twelve months ended December 31, 2013			Twelve months ended December 31, 2012
Same Store
Region	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR
Mountain	$32.80	61.7%	$53.20	$35.81	68.5%	$52.27
West North Central	32.99	62.3%	52.97	32.28	62.3%	51.85
East North Central	39.32	60.6%	64.85	37.48	59.1%	63.41
Middle Atlantic	41.95	69.8%	60.12	44.67	73.2%	61.06
South Atlantic	37.33	55.6%	67.10	43.37	66.5%	65.18
East South Central	36.36	56.6%	64.25	43.56	63.5%	68.56
West South Central	17.66	44.0%	40.13	20.41	43.3%	47.10
Total Same Store Hotels	$35.58	59.0%	$60.32	$37.65	62.7%	$60.05

South Atlantic Acquisitions	77.38	63.0%	122.92	85.90	69.8%	123.03
Total Acquisitions	$77.38	63.0%	$122.92	$85.90	69.8%	$123.03

Total Continuing Operations	$36.61	59.1%	$61.96	$38.38	62.8%	$61.11

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri, and Nebraska
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Georgia, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

Supertel Hospitality, Inc.
Operating Statistics by Brand
For three months ended December 31, 2013 and 2012, respectively
(Unaudited - except per share data)

	Three months ended December 31, 2013				Three months ended December 31, 2012
Same Store	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$65.24	56.1%	$116.39	100	$74.41	61.5%	$121.08
Total Upscale	100	65.24	56.1%	116.39	100	74.41	61.5%	121.08
Upper Midscale
Comfort Inn/ Comfort Suites	1,298	$39.84	56.4%	$70.64	1,298	$41.32	57.8%	$71.50
Other Upper Midscale (1)	59	27.26	45.1%	60.45	59	63.81	78.8%	80.96
Total Upper Midscale	1,357	$39.29	55.9%	$70.29	1,357	$42.30	58.7%	$72.06
Midscale
Sleep Inn	90	19.44	37.1%	52.44	90	26.38	43.5%	60.62
Quality Inn	122	28.16	43.0%	65.46	122	31.19	44.9%	69.50
Total Midscale	212	$24.46	40.5%	$60.40	212	$29.15	44.3%	$65.79
Economy
Days Inn	556	22.55	44.7%	50.50	556	27.12	54.4%	49.88
Super 8	1,628	28.40	56.3%	50.43	1,628	28.28	56.5%	50.04
Other Economy (2)	201	35.64	51.6%	69.07	201	42.28	60.4%	69.94
Total Economy	2,385	$27.64	53.2%	$51.97	2,385	$29.19	56.4%	$51.80

Total Same Store	4,054	$32.30	53.5%	$60.37	4,054	$34.69	56.6%	$61.26

(1) Includes Clarion brands
(2) Includes Rodeway and Independent brands

Supertel Hospitality, Inc.
Operating Statistics by Brand
For twelve months ended December 31, 2013 and 2012, respectively

	Twelve months ended December 31, 2013				Twelve months ended December 31, 2012
Same Store	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upper Midscale
Comfort Inn/ Comfort Suites	1,298	$44.54	61.8%	$72.10	1,298	$46.37	65.1%	$71.21
Other Upper Midscale (1)	59	30.23	46.8%	64.59	59	68.79	83.2%	82.72
Total Upper Midscale	1,357	$43.92	61.1%	$71.85	1,357	$47.34	65.9%	$71.84
Midscale
Sleep Inn	90	32.43	49.4%	65.71	90	34.79	51.6%	67.47
Quality Inn	122	31.09	44.1%	70.56	122	33.88	47.1%	71.95
Total Midscale	212	$31.66	46.3%	$68.36	212	$34.27	49.0%	$69.95
Economy
Days Inn	556	28.25	53.1%	53.25	556	31.00	59.7%	51.95
Super 8	1,628	30.85	61.5%	50.18	1,628	30.70	62.0%	49.48
Other Economy (2)	201	42.05	54.3%	77.40	201	50.43	69.1%	72.96
Total Economy	2,385	$31.19	58.9%	$52.94	2,385	$32.43	62.1%	$52.23

Total Same Store	3,954	$35.58	59.0%	$60.32	3,954	$37.65	62.7%	$60.05

Upscale Acquisitions
Hilton Garden Inn	100	$77.38	63.0%	$122.92	100	$85.90	69.8%	$123.03
Total Upscale Acquisitions	100	$77.38	63.0%	$122.92	100	$85.90	69.8%	$123.03

Total Continuing Operations	4,054	$36.61	59.1%	$61.96	4,054	$38.38	62.8%	$61.11

(1) Includes Clarion brands
(2) Includes Rodeway and Independent brands